UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

NATIONWIDE HEALTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-9028	95-3997619
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Newport Center Drive, Suite 1150 Newport Beach, California	92660-6429
(Address of Principal Executive Offices)	(Zip Code)

(949) 718-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements with Certain Officers.

On December 29, 2006, the Compensation Committee of the Board of Directors of Nationwide Health Properties, Inc. (the “Company”) approved awards of restricted stock units to each of the Company’s named executive officers (Messrs. Pasquale, Khoury, Bradley and Snyder) under the Company’s 2005 Performance Incentive Plan (the “Plan”). Specifically, each named executive officer was granted two restricted stock unit awards pursuant to the Company’s long-term incentive compensation program - one award pursuant to the annual award component of the program for 2006 (the “annual award”) and one award pursuant to the three-year award component of the program for the years 2004 through 2006 (the “three-year award”). In connection with these awards, the Company has adopted a form of restricted stock unit agreement to be used under the Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

The following table presents the number of restricted stock units subject to each annual award and three-year award granted to the Company’s named executive officers:

Named Executive Officer	Annual Award (# of units granted)	Three-Year Award (# of units granted)
Douglas M. Pasquale	29,781.60	89,344.80
Abdo H. Khoury	12,409.00	37,227.00
Donald D. Bradley	9,182.66	27,547.98
David E. Snyder	4,963.60	14,890.80

The restricted stock units subject to the annual award will vest in three substantially equal annual installments on each of the first, second and third anniversaries of the grant date. The restricted stock units subject to the three-year award will fully vest on the first anniversary of the grant date. In each case, the vesting schedule requires continued employment through the applicable vesting date as a condition to the vesting of the applicable installment. The restricted stock units are subject to accelerated vesting in connection with certain changes in control of the Company as provided under the Plan.

Restricted stock units that vest will generally be paid on a one-for-one basis in shares of the Company’s common stock as they vest; however, the named executive officers may elect to have the units paid on a deferred basis. In the event that the Company pays an ordinary cash dividend on its common stock, the named executive officers will be credited with a number of additional restricted stock units as dividend equivalents (as opposed to receiving a cash payment) equal to (i) the per-share cash dividend paid by the Company, multiplied by (ii) the total number of outstanding and unpaid restricted stock units subject to the award, divided by (iii) the fair market value of a share of the Company’s common stock. Restricted stock units credited as dividend equivalents will generally be subject to the same vesting and other conditions as apply to the underlying restricted stock units; however, the named executive officers may elect to have dividend equivalents paid on a deferred basis (and, in some cases, in cash).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Form of Stock Unit Award Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nationwide Health Properties, Inc.
(Registrant)

	By:	/s/ Abdo H. Khoury
Date: January 4, 2007		Abdo H. Khoury
Senior Vice President and Chief Financial and Portfolio Officer

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